Exhibit 99

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP’S NET INCOME INCREASES 139% IN 2005

AS COMPANY REGISTERS HIGHEST-EVER QUARTERLY RESULTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2005

Financial Highlights Include:

•                  Fourth quarter net income highest in company’s 26-year history

•                  139% year-to-year increase in net income

•                  Total assets rise 39% to new record level

•                  Total deposits climb 42% and net loans rose 48%, setting new highs

•                  Equity capital posts 37% growth

CENTURY CITY, CALIFORNIA, JANUARY 25, 2006—First Regional Bancorp (Nasdaq: FRGB) today reported that fourth quarter net income advanced 84% as the company again set a new quarterly earnings record, surpassing the previous mark set in the immediately preceding third quarter.  Net income for the full year climbed 139% to a new all-time high and marked the sixth consecutive year of record earnings.

For the fourth quarter ended December 31, 2005, net income totaled $7.9 million, or $1.83 per diluted share, an 84% increase from earnings of $4.3 million (equal to $1.06 per diluted share) a year ago.  For the full year of 2005, net income rose to a record $26.5 million, equal to $6.18 per diluted share, from $11.1 million, or $2.84 per diluted share, in 2004.

Jack A. Sweeney, chairman and chief executive officer, commented:  “It is gratifying to see our hard work reflected in First Regional’s outstanding results for 2005.  The year’s results were exceptional, with profits, assets and other key financial measures all setting new highs.  Our 2005 results will serve as a solid foundation to continue building First Regional.”

He noted:  “First Regional added more than $507 million in new assets during the year, reaching $1.8 billion, a 39% increase from $1.3 billion last year.  Deposits grew by $420 million, a 42% rise, to $1.4 billion from $1.0 billion at December 31, 2004.  The bank also recorded substantial growth in net loans, which increased by $544 million, advancing 48% to $1.7 billion from $1.1 billion a year ago.”

Mr. Sweeney continued:  “Our successful performance was a direct result of our continued adherence to our long-standing strategic focus of meeting the financial services needs of businesses and professionals.  We also benefited from continued strong performance in the Southern California business and real estate sectors, plus actions by the Federal Reserve to raise interest rates and thus increase our net interest margins during the year.

“First Regional has built a successful network, with nine regional offices located in important business centers throughout southern California, along with the complementary activities of our Trust and Investment

(over)

Division and our Trust Administrative Services and First Regional Merchant Services business units. Our expanding team of skilled bankers continues to forge important relationships with customers in the real estate, professional services, manufacturing, and wholesale sectors.  Our clients value the quality of our personalized, professional services.  Also of prime importance, we remain focused on further expanding our financial strength and flexibility.  First Regional’s equity capital was $106.0 million at year-end, a 37% increase from $77.4 million twelve months earlier.”

Mr. Sweeney concluded:  “While we are enthusiastic about First Regional Bancorp’s prospects, we must note that factors such as a decline in business activity in our key markets could have an adverse impact on our future results.  Our management team is prepared to react swiftly to such possibilities consistent with our conservative, risk-averse philosophy.

“Despite these caveats, we have the people, financial strength, and infrastructure in place to successfully execute our strategy. For the longer-term, we continue to strive for further increases in shareholder value through carefully controlled growth and the maintenance of high asset quality.”

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of December 31	2005	2004

ASSETS:
Cash and due from banks	$67,964	$51,480
Investment securities	7,507	6,670
Funds sold	0	68,025
Federal Home Loan Bank Stock	9,870	8,304
Federally guaranteed loans	7,369	6,001
Other loans, net	1,680,988	1,138,228
Premises and equipment	3,581	3,091
Other real estate owned	0	0
Other assets	35,654	24,319

Total assets	$1,812,933	$1,306,118

LIABILITIES AND CAPITAL:
Demand deposits	$446,098	$361,873
Savings deposits	55,394	38,914
Money market deposits	735,237	437,761
Time deposits	183,492	161,504

Total deposits	1,420,221	1,000,052

Funds purchased	0	0
Federal Home Loan Bank advances	210,000	176,687
Subordinated debentures	61,857	41,238
Other liabilities	14,821	10,695

Total liabilities	1,706,899	1,228,672

Stated capital	49,527	47,437
Retained earnings	56,534	30,009
Net unrealized gains (losses)
on available-for-sale securities	(27)	0

Total capital	106,034	77,446

Total liabilities and capital	$1,812,933	$1,306,118

Book value per share outstanding	$26.27	$19.40

Total shares outstanding	4,036,775	3,992,381

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2005	2004	2005	2004

Interest and fees on loans	$32,581	$18,246	$105,747	$55,277
Interest on funds sold	26	36	174	146
Interest on securities	51	26	265	77

Revenue from earning assets	32,658	18,308	106,186	55,500

Interest on deposits	6,437	1,857	16,224	5,553
Interest on subordinated debentures	967	507	2,726	1,813
Interest on FHLB advances	992	469	3,785	833
Interest on funds purchased	0	0	4	2

Cost of funds	8,396	2,833	22,739	8,201

	24,262	15,475	83,447	47,299

Provision for loan losses	1,490	2,000	5,695	4,902

Net revenue from earning assets	22,772	13,475	77,752	42,397

Other revenue	1,678	1,404	6,424	5,289

Salaries and related benefits	7,099	4,745	24,426	18,438
Occupancy expense	612	486	2,603	1,766
Equipment expense	272	224	1,060	857
Promotion expense	105	79	479	331
Professional service expense	700	524	2,536	2,102
Customer service expense	347	289	1,390	961
Supply/communication expense	315	264	1,109	937
Other operating expenses	1,232	888	4,453	3,318

Total operating expenses	10,682	7,499	38,056	28,710

Income before provision for taxes	13,768	7,380	46,120	18,976

Provision for income taxes	5,864	3,089	19,595	7,892

Net income	$7,904	$4,291	$26,525	$11,084

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2005	2004	2005	2004

Net income per share
Basic	$1.96	$1.22	$6.60	$3.31
Diluted	$1.83	$1.06	$6.18	$2.84

Average shares outstanding	4,034,721	3,514,167	4,019,245	3,343,470
Diluted average shares	4,311,540	4,216,990	4,291,939	4,074,653

Average equity	$101,142	$63,410	$90,456	$53,097
Average assets	$1,685,533	$1,184,793	$1,477,252	$987,139
Return on average equity (%)	31.00	26.85	29.32	20.88
Return on average assets (%)	1.86	1.44	1.80	1.12
Efficiency ratio (%)	41.18	44.43	42.35	54.59
Number of employees	219	157
Assets per employee (000s)	$8,278	$8,319

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$16,275	$10,084	$11,825	$7,660
Loan loss provisions	1,490	2,000	5,695	4,902
Loan recoveries	10	0	140	113
Loan chargeoffs	0	0	35	515
Net change in allowance for unfunded loan commitments	-198	-259	-48	-335
Ending reserve for loan losses (000s)	$17,577	$11,825	$17,577	$11,825

Nonperforming assets (000s)	$2,212	$45
Nonperforming assets / gross loans (%)	0.13	0.00
Reserve for loan losses / nonperforming assets (%)	794.62	26277.78
Reserve for loan losses / gross loans (%)	1.03	1.02

	(000s omitted)
	For the Three Months Ended December 31,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$1,592,002	$32,581	8.12	$1,105,635	$18,246	6.55
Funds sold	2,609	26	3.95	7,003	36	2.04
Investment securities	7,760	51	2.61	6,364	26	1.62
Total earning assets	$1,602,371	$32,658	8.09	$1,119,002	$18,308	6.49

Deposits	$1,420,641	$6,437	1.80	$988,423	$1,857	0.75
Federal Home Loan Bank advances	95,142	992	4.14	90,073	469	2.07
Subordinated debentures	61,857	967	6.20	36,566	507	5.50
Funds purchased	4	0	0.00	58	0	0.00
Total bearing liabilities	$1,577,644	$8,396	2.11	$1,115,120	$2,833	1.01

Net interest spread (1)			5.97			5.48

Net interest margin (2)			6.01			5.49

(1)          Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2)          Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Twelve Months Ended December 31,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,380,743	$105,747	7.66	$912,146	$55,277	6.06
Funds Sold	6,429	174	2.71	11,276	146	1.29
Investment Securities	11,284	265	2.35	6,352	77	1.21
Total Earning Assets	$1,398,456	$106,186	7.59	$929,774	$55,500	5.97

Deposits	$1,217,171	$16,224	1.33	$841,252	$5,553	0.66
Federal Home Loan Bank Advances	115,717	3,785	3.27	53,714	833	1.55
Subordinated Debentures	46,605	2,726	5.85	34,242	1,813	5.29
Funds Purchased	117	4	3.42	330	2	0.61
Total Bearing Liabilities	$1,379,610	$22,739	1.65	$929,538	$8,201	0.88

Net Interest Spread (1)			5.94			5.09

Net Interest Margin (2)			5.97			5.09

(1)          Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2)          Net interest margin represents net interest income divided by average earning assets.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.